Exhibit 1.1

Ventas, Inc.

Common Stock

($0.25 par value)

AMENDMENT NO. 1 TO

ATM SALES AGREEMENT

February 20, 2024

BofA Securities, Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Jefferies LLC

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

TD Securities (USA) LLC

UBS Securities LLC

Wells Fargo Securities, LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

As Agents and Forward Sellers

Bank of America, N.A.

One Bryant Park

New York, New York 10036

BNP Paribas

787 Seventh Ave

New York, New York 10019

Citibank, N.A.

388 Greenwich Street

New York, New York 10013

Crédit Agricole Corporate and Investment Bank

c/o Credit Agricole Securities (USA) Inc., as agent

1301 Avenue of the Americas

New York, New York 10019

Jefferies LLC

520 Madison Avenue

New York, New York 10022

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Mizuho Markets Americas LLC

c/o Mizuho Securities USA LLC, as agent

1271 Avenue of the Americas

New York, New York 10020

Morgan Stanley & Co. LLC

1585 Broadway, 4th Floor

New York, New York 10036

MUFG Securities EMEA plc

Ropemaker Place

25 Ropemaker Street

London EC2Y 9AJ, United Kingdom

Royal Bank of Canada

Brookfield Place

200 Vesey Street

New York, New York 10281

The Bank of Nova Scotia

44 King Street West

Toronto, Ontario M5H 1H1 Canada

c/o Scotia Capital (USA) Inc.

250 Vesey Street

24th Floor

New York, New York 10281

The Toronto-Dominion Bank

c/o TD Securities (USA) LLC, as agent

1 Vanderbilt Avenue

New York, NY 10017

UBS AG London Branch

5 Broadgate

London EC2M 2QS, United Kingdom

Wells Fargo Bank, National Association

30 Hudson Yard

New York, New York 10001-2170

As Forward Purchasers

Ladies and Gentlemen:

This Amendment No. 1 (this “Amendment”) to the Sales Agreement (as defined below) is entered into as of the date first written above (the “Effective Date”) by Ventas, Inc., a Delaware corporation (the “Company”), and BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, each as sales agent and/or principal and/or forward seller (in any such capacity, each an “Agent” and collectively, the “Agents”), and Bank of America, N.A., BNP Paribas, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association, each as forward purchaser (in such capacity, each a “Forward Purchaser” and collectively, the “Forward Purchasers”), in order to amend that certain ATM Sales Agreement, dated November 8, 2021 (the “Sales Agreement”), relating to the offer and sale of up to $1,000,000,000 of the Company’s common stock from time to time through any of the Agents or Forward Purchasers.

The parties wish to amend the Sales Agreement through this Amendment to modify the definition of certain defined terms set forth in the Sales Agreement, to make certain other changes to the Sales Agreement, including increasing the aggregate gross sales price of Shares that may be sold by the Company under the Sales Agreement, and to add BNP Paribas Securities Corp. and BNP Paribas as parties to the Sales Agreement.

Section 1. Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Sales Agreement.

Section 2. Representation and Warranty. The Company represents and warrants to each Agent and Forward Purchaser that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 3. Amendments to the Sales Agreement.

(a) On and after the Effective Date, the references to the “Registration Statement” as of any time shall refer to the automatic shelf registration statement on Form S-3 filed as of the Effective Date, including a prospectus, filed by the Company with the Commission to be used in connection with the public offering and sale of certain securities of the Company, including the Shares, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.

(b) On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Shares filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Agents and Forward Purchasers in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) of the Sales Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(c) On and after the Effective Date, “$1,000,000,000” in the Sales Agreement shall remain available as the aggregate gross sales price of Shares that may be sold by the Company under the Sales Agreement, after giving effect to any prior issuances before the Effective Date.

(d) On and after the Effective Date, references to “Agent” and “Agents” shall refer to each of BofA Securities, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

(e) On and after the Effective Date, references to “Forward Purchaser” and “Forward Purchasers” shall refer to each of Bank of America, N.A., BNP Paribas, Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Royal Bank of Canada, The Bank of Nova Scotia, The Toronto-Dominion Bank, UBS AG London Branch and Wells Fargo Bank, National Association.

(f) On and after the Effective Date, Section 10 of the Sales Agreement is amended to add the following:

Agent and Forward Seller

BNP Paribas Securities Corp.

787 Seventh Ave

New York, New York 10019

Attention: Robert McDonald

Phone: + 1 (646) 342-0756

Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com

Forward Purchaser

BNP Paribas

787 Seventh Avenue

New York, New York 10019

Attention: Robert McDonald

Phone: + 1 (646) 342-0756

Email: DL NYK STE dl.nyk.ste@us.bnpparibas.com

(g) On and after the Effective Date, Section 10 of the Sales Agreement is hereby further amended by adding the underlined bolded text and deleting the text with ~~strikethrough~~ as set forth below:

Agent and Forward Seller

J.P. Morgan Securities LLC

383 Madison Avenue 6th floor

New York, New York 10179

~~Attention: Stephanie Little~~

~~Telephone: (312) 732-3229~~

~~Email: stephanie.y.little@jpmorgan.com~~

Attention: Sanjeet Dewal

Facsimile: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Forward Purchaser

JPMorgan Chase Bank, National Association, EDG Marketing Support

383 Madison Avenue

New York, New York 10179

Email: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com

~~Copy to: Stephanie Little~~

~~Telephone: (312) 732-3229~~

~~Email: stephanie.y.little@jpmorgan.com~~

Copy to: Sanjeet Dewal

Email: sanjeet.s.dewal@jpmorgan.com

~~Agent~~

~~SMBC Nikko Securities America, Inc.~~

~~277 Park Avenue~~

~~New York, New York 10172sanjeet.s.dewal@jpmorgan.com~~

(h) All references to the Sales Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Sales Agreement as amended by this Amendment. Notwithstanding anything to the contrary contained herein, this Amendment shall not have any effect on offerings or sales of Shares prior to the Effective Date or on the terms of the Sales Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Base Prospectus,” “Prospectus Supplement” and “Prospectus” contained in the Sales Agreement prior to the Effective Date.

Section 4. Applicable Law. This Amendment and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

Section 5. Entire Agreement. The Sales Agreement, as amended by this Amendment, represents the entire agreement among the parties hereto with respect to the subject matter thereof and hereof and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. Except as set forth in this Amendment or as further amended hereby, all of the terms of the Sales Agreement shall remain in full force and effect and are hereby confirmed in all respects.

Section 6. Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
Name: Robert F. Probst
Title: Executive Vice President and Chief Financial Officer

Accepted as of the date hereof:

BofA Securities, Inc.

As Agent And Forward Seller

By:	/s/ Andreas Apostolatos
Name: Andreas Apostolatos
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

As Agent And Forward Seller

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

Citigroup Global Markets Inc.

As Agent And Forward Seller

By:	/s/ Gary Lawrence
Name: Gary Lawrence
Title: Authorized Signatory

Credit Agricole Securities (USA) Inc.

As Agent And Forward Seller

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director, Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Agent And Forward Seller

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

J.P. Morgan Securities LLC

As Agent And Forward Seller

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

mizuho securities usa llc

As Agent And Forward Seller

By:	/s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

Morgan Stanley & Co. LLC

As Agent And Forward Seller

By:	/s/ Jesse Treverton
Name: Jesse Treverton
Title: Vice President

MUFG Securities Americas Inc.

As Agent And Forward Seller

By:	/s/ Dev Gandhi
Name: Dev Gandhi
Title: Managing Director

RBC Capital Markets, LLC

As Agent And Forward Seller

By:	/s/ Asad Kazim
Name: Asad Kazim
Title: Managing Director

Scotia capital (usa) inc.

As Agent And Forward Seller

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

td securities (usa) llc

As Agent And Forward Seller

By:	/s/ Bradford Limpert
Name: Bradford Limpert
Title: Managing Director

UBS Securities LLC

As Agent And Forward Seller

By:	/s/ Pedro Bollmann
Name: Pedro Bollmann
Title: Executive Director

By:	/s/ Matthew Neuber
Name: Matthew Neuber
Title: Associate Director

Wells Fargo Securities, LLC

As Agent And Forward Seller

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

BANK OF AMERICA, N.A.

As Forward Purchaser

By:	/s/ Andreas Apostolatos
Name: Andreas Apostolatos
Title: Managing Director

BNP PARIBAS

As Forward Purchaser

By:	/s/ Robert McDonald
Name: Robert McDonald
Title: Managing Director

By:	/s/ Spencer Cherniak
Name: Spencer Cherniak
Title: Managing Director

CITIBANK, N.A.

As Forward Purchaser

By:	/s/ Eric Natelson
Name: Eric Natelson
Title: Authorized Signatory

Credit Agricole CORPORATE AND INVESTMENT BANK

As Forward Purchaser

By:	/s/ Jean-Marc Nguyen
Name: Jean-Marc Nguyen
Title: Managing Director, Head of Investment Banking

By:	/s/ Douglas Cheng
Name: Douglas Cheng
Title: Managing Director

JEFFERIES LLC

As Forward Purchaser

By:	/s/ Michael Magarro
Name: Michael Magarro
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Brett Chalmers
Name: Brett Chalmers
Title: Executive Director

MIZUHO MARKETS AMERICAS LLC

As Forward Purchaser

By:	/s/ Adam Hopkins
Name: Adam Hopkins
Title: Authorized Signatory

MORGAN STANLEY & CO. LLC

As Forward Purchaser

By:	/s/ Jesse Treverton
Name: Jesse Treverton
Title: Vice President

MUFG SECURITIES EMEA PLC

As Forward Purchaser

By:	/s/ Catherine Lucas
Name: Catherine Lucas
Title: Authorized Signatory

Royal Bank of Canada

As Forward Purchaser

By:	/s/ Brian Ward
Name: Brian Ward
Title: Managing Director

THE BANK OF NOVA SCOTIA

As Forward Purchaser

By:	/s/ Kshamta Kaushik
Name: Kshamta Kaushik
Title: Managing Director

THE TORONTO-DOMINION BANK

As Forward Purchaser

By:	/s/ Vanessa Simonetti
Name: Vanessa Simonetti
Title: Managing Director

UBS AG LONDON BRANCH

As Forward Purchaser

By:	/s/ Liam Ayre
Name: Liam Ayre
Title: Executive Director

By:	/s/ Nicholas Lewis
Name: Nicholas Lewis
Title: Executive Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

As Forward Purchaser

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director